UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 8, 2003

OUTBACK STEAKHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, 5th Floor, Tampa, FL	33607

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 282-1225

Not applicable.

(Former name or former address, if changed since last report)

Item 5.	Other Events

Chris T. Sullivan, a director and executive officer of the Company, and director and officer of certain affiliates of the Company, entered into a stock trading plan on August 8, 2003, in accordance with Rule 10b5-1 to sell up to 130,000 shares of the Company’s common stock.   The plan provides for sales of specified share amounts at market prices, subject to specified limitations. Sales pursuant to this plan begin on August 8, 2003 and terminate on November 15, 2003 unless terminated sooner in accordance with the plan’s terms.  This plan was established during the Company’s trading “window.” In addition, Mr. Sullivan has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: August 8, 2003.	By:	/s/ Joseph J. Kadow

Joseph J. Kadow
Senior Vice President and
General Counsel